EXHIBIT 1


                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------


        The undersigned hereby agree that the foregoing statement on Schedule 13G dated February 11, 1994 is filed on behalf of each of the undersigned.

   FIRST CENTURY PARTNERSHIP III

   By: FIRST CENTURY MANAGEMENT COMPANY
         (managing general partner)

       By:  SMITH BARNEY VENTURE CORP.
              (managing partner)



            By: /s/ Howard M. Darmstadter
               ------------------------------
                Howard M. Darmstadter
                Secretary




   FIRST CENTURY MANAGEMENT COMPANY

   By:  SMITH BARNEY VENTURE CORP.
          (managing partner)



        By: /s/ Howard M. Darmstadter
           ------------------------------
            Howard M. Darmstadter
            Secretary




   SMITH BARNEY VENTURE CORP.



   By: /s/ Howard M. Darmstadter
      ------------------------------
        Howard M. Darmstadter
        Secretary















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   SMITH BARNEY INC.



   By: /s/ Howard M. Darmstadter
      ------------------------------
        Howard M. Darmstadter
        Assistant Secretary




   SMITH BARNEY SHEARSON HOLDINGS, INC.



   By: /s/ Howard M. Darmstadter
      ------------------------------
        Howard M. Darmstadter
        Assistant Secretary




   THE TRAVELERS INC.



   By: /s/ Mary Barnes Jenkins
      ----------------------------
        Mary Barnes Jenkins
        Assistant Secretary


   Dated: February 11, 1994